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                                                                    Exhibit 23.3



                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Meritage Corporation of our report dated January 25, 2002 relating to the financial statements of Perma-Bilt, A Nevada Corporation, which appears in the Current Report on Form 8-K/A of Meritage Corporation dated July 2, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP




Orange County, California
October 22, 2003